                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[X]   Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

[ ]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Materials Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            DRCA MEDICAL CORPORATION
                (Name of Registrant as Specified In Its Charter)

                            DRCA MEDICAL CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check appropriate box):

[X]   $125 per Exchange Act Rules 0-11(c)(l)(ii), 14a-6(i)(l), 14a-6(i)(2) or
      Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1)   Title of each class of securities to which transaction applies:

       .........................................................................
  2)   Aggregate number of securities to which transaction applies:

       .........................................................................
  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:/1/

       .........................................................................
  4)   Proposed maximum aggregate value of transaction:

       .........................................................................
  5)   Total fee paid:

       .........................................................................

/1/ Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1)   Amount previously paid:

       .........................................................................
  2)   Form, Schedule or Registration Statement No.:

       .........................................................................
  3)   Filing Party:

       .........................................................................
  4)   Date Filed:

       .........................................................................

                          PRELIMINARY PROXY STATEMENT

                           DRCA MEDICAL CORPORATION
            (formerly Doctors Rehabilitation Corporation of America)

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 9, 1996


To the Stockholders of DRCA Medical Corporation:

     The Annual Meeting of Stockholders of DRCA Medical Corporation (the "Company") will be held at the Company's corporate offices at 3 Riverway, Suite 1430, Houston, Texas 77056, at 12:00 p.m., local time, May 9, 1996 for the following purposes:

     1. To elect Directors to serve until the 1997 Annual Meeting of Stockholders or until their successors shall have been duly elected and qualified;
     2. To ratify the selection by the Board of Directors of Price Waterhouse as independent accountants of the Company for the fiscal year ending December 31, 1996; and
     3. To amend the Articles of Incorporation to include the issuance of Preferred Stock, and the termination of certain limitations on the number of the Company's Directors, and
     4. To transact such other business as may properly come before the meeting.

     Common stockholders of record at the close of business on March 15, 1996 will be entitled to notice of and vote at the meeting.

                                   By order of the Board of Directors


                                   JEFFERSON R. CASEY, Secretary

Houston, Texas
Dated:  April 9, 1996

Please mark, date and sign the enclosed proxy card and return it in the enclosed addressed envelope at your earliest convenience, thereby saving the Company the expense of further solicitation of proxies. Stockholders planning to attend the Annual Meeting in person are requested to mark the appropriate box on the enclosed Proxy.

                            DRCA MEDICAL CORPORATION
                             3 RIVERWAY, SUITE 1430
                             HOUSTON, TEXAS  77056


                                PROXY STATEMENT
                      1996 ANNUAL MEETING OF STOCKHOLDERS


     This proxy statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of DRCA Medical Corporation (the "Company") of the enclosed proxy (the "Proxy") to be used at the Company's 1996 Annual Meeting of Stockholders (the "Annual Meeting") and at any adjournments thereof for the purposes of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting is to be held at the Company's corporate offices at 3 Riverway, Suite 1430, Houston, Texas 77056, at 12:00 noon, local time, on Thursday, May 9, 1996. This Proxy Statement and the Proxy were first sent or given to the Company's stockholders on or about April 12, 1996.

     Only stockholders of record on March 15, 1996, (the "record date") are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

     The Proxy, if properly executed and returned, will be voted (or withheld or abstained from voting) according to the choices specified therein. The Proxy will be voted in favor of (i) the election of each nominee for director named thereon, unless a choice is indicated to withhold authority to vote for such nominee, and (ii) each proposal described therein unless a choice is indicated to vote against or to abstain from voting on any specific proposal.

     The Proxy may be revoked (i) by providing written notice of such revocation to Continental Stock Transfer & Trust Company, 2 Broadway, 19th Floor, New York, NY 10004, if such notice is received prior to 5:00 P.M., New York City time on Friday, May 3, 1996, or (ii) by attendance at the meeting and voting in person.

     Stockholders planning to attend the Annual Meeting in person are requested to mark the appropriate box on the enclosed Proxy.


                                 VOTE REQUIRED

     The Common Stock is the only voting security of the Company. As of the record date, there were 5,301,808 shares of Common Stock issued and 5,285,975 shares outstanding. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock on the record date is necessary to constitute a quorum at the meeting. Each stockholder is entitled to one vote for each share of Common Stock owned on the record date. The affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting in person or by proxy and entitled to vote at the Annual Meeting, assuming a quorum, is required for the approval of Items 1 and 2 set forth in the accompanying Notice. Assuming the presence of a quorum, the affirmative vote of the holder of at least two-thirds (2/3) of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is required for the approval of Item 3 set forth in the accompanying Notice. Proxies are being tallied by Continental Stock Transfer & Trust Company for stockholders who are not present at the Annual Meeting. A panel of three Judges appointed by the Company will tabulate the shares which are voted by Proxy and in person at the Annual Meeting. Abstentions are considered as being present at the meeting for purposes of determining a quorum. Broker non-votes are not counted for purposes of determining a quorum.

     With respect to the vote on Item 3 set forth in the accompanying notice regarding certain amendments to the Company's Articles of Incorporation, Mr. Kauachi and Dr. and Mrs. Donovan, whose shares collectively represent 46.6% of the Company's outstanding Common Stock entitled to vote at the Annual Meeting, have agreed to vote in favor of Item 3.

                                     ITEM 1
                       NOMINEES, DIRECTORS AND COMMITTEES

ELECTION OF DIRECTORS

     The number of directors elected to the Board can range from two to seven as provided in the Company's Bylaws. At the meeting four directors are to be elected to hold office until the next annual meeting of shareholders or until the successors of each shall be qualified. The four nominees are William F. Donovan, M.D., Jose E. Kauachi, Victor M. Rivera, M.D., and Thomas Conner. Messrs. Kauachi, Donovan and Rivera, are currently directors of the Company. Unless a choice is specifically indicated on the enclosed Proxy to withhold authority to vote for a nominee, all shares represented by proxies which are executed and received prior to the meeting will be voted for the election of said nominees.

     Messrs. Donovan, Kauachi, Rivera, and Conner have each consented to being named in this proxy statement and have agreed to serve if elected. Although it is not contemplated that any of these nominees will be unable to serve, if such a situation arises before or during the meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill such vacancy.

     Appearing below is certain biographical and other information with respect to each nominee.


Name                             Age         Position

     Jose E. Kauachi              57         Chairman of the Board,
                                             President & CEO
     William F. Donovan, M.D.     53         Director
     Victor M. Rivera, M.D.       54         Director
     Thomas M. Conner             51         Director

     JOSE E. KAUACHI, (age 57). Mr. Kauachi has served variously as President, Chairman of the Board, Chief Executive Officer and Treasurer of the Company since October 1986. Mr. Kauachi received his degree in Mechanical Engineering Route to Business Administration in 1965 from the University of Texas. Mr. Kauachi was an independent top management consultant specializing in projects in the medical field from 1984 through 1987. During this period he assisted start-up businesses and in the development of existing businesses, including the founding of the Company in 1986. As a top management consultant Mr. Kauachi performed management consulting work for the government of Mexico in connection with overall organization, strategic planning and finance. He also provided consulting services for Mexican and Spanish companies interested in establishing and developing business operations in the Southwestern United States. From 1974 through 1976, Mr. Kauachi was Director of the Mexico Division of Financiera de Nuevo Leon, SA de CV a Mexican investment bank; top management consultant for McKinsey & Company, Inc., a New York based international top management consulting firm, from 1972 through 1974; Project Manager for Banamex, a Mexican banking and industrial group from 1971 through 1972; and, international Credit Manager with the International Bank of America in San Francisco, California from 1969 to 1971. Mr. Kauachi served as Vice President and General Manager of Carte Blanche Corporation's credit card operations in Mexico from 1967 to 1969.

     Mr. Kauachi has been a Director of the Company since October 1986, served as a member of the Audit Committee until June 1, 1990, and has served as a member of the Compensation Committee since that date. Mr. Kauachi currently serves as Chairman of the Board, Chief Executive Officer and President.

     WILLIAM F. DONOVAN M.D., (age 53). Dr. Donovan has been engaged in the private practice of orthopedic surgery in Houston, Texas for over 21 years. Dr. Donovan received his B.S. degree from John Carroll University in 1964 and his medical degree from Loyola-Stritch Medical School, Chicago, Illinois, in 1968. Dr. Donovan's residency in orthopedic surgery was completed at Northwestern University in 1973. Dr. Donovan is a member of the American Board of Orthopedic Surgery, American Academy of Orthopedic Surgery, Houston Orthopedic Society, Texas Orthopedic Society, Harris County Medical Society, International Arthroscopy Association, Texas Medical Association, Western Orthopedic Association, and American Academy of Disability Evaluating Physicians, and is a Medical Review Officer.

     Dr. Donovan has been a Director of the Company since October 1986, served as a member of the Compensation Committee from election until June 1, 1990, and has served as a member of the Audit Committee since that date. Dr. Donovan served as Chairman of the Board until May 1992. He has also served as the Company's Medical Director, its primary advisor regarding strategic and operational issues related to the Company's orthopedic medicine and occupational healthcare programs, since inception.

     VICTOR M. RIVERA, M.D., (age 54). Dr. Rivera has been engaged in the practice of neurological medicine for over 24 years. Dr. Rivera received his medical degree from the National School of Medicine, Mexico in 1965. Dr. Rivera completed his residency in neurology at Wayne State University, Affiliated Hospital, Detroit, Michigan and Baylor College of Medicine, Houston, Texas in 1969. Dr. Rivera has served as Director of the Houston Neurological Center since 1977. He was with the Zimmerman Medical Clinic, Houston, Texas from 1975 to 1977. He served in the Neurology Department of Baylor College of Medicine, Houston, Texas from 1970 to 1975. Dr. Rivera is a member of the American Medical Association, American Academy of Neurology, Harris County Medical Association, Houston Neurological Society, International Rehabilitation Medicine Association, and the Texas Medical Association.

     Dr. Rivera has been a Director since May 1992 and has served as a member of the Audit Committee since election as a director.

     THOMAS M. CONNER (age 51). Mr. Conner has 25 years (20 years in healthcare) in senior management and consultation positions. He received his Bachelor of Science Degree in Accounting from California State University at Northridge in 1969. He attended graduate schools of business at both the University of Southern California and University of California at Los Angeles. Mr. Conner hasbeen primarily self-employed since 1987 as an independent healthcare management and financial consultant and/or board of directors member working with high growth potential organizations. His services as a board member have been limited to private, non-public companies. In March 1995 Mr. Conner formed a new company, J & C Acquisition Corporation (JCAC) which in April 1995, acquired in a private transaction most of the operating assets of Jackson & Coker, Inc. (d/b/a Jackson & Coker), a national physician recruitment firm based in Atlanta, Georgia. In September 1995, JCAC sold essentially all of its assets and liabilities in a private transaction to a group of four venture capital firms. Mr. Conner owns 100% of JCAC and serves as its President and Chief Executive Officer. Prior to 1987, Mr. Conner held various senior management positions with American Medical International, Inc. (1979-1984); MPDI, Inc. (1984-1985); United States Sales Corporation (1977-1979); Sunn Classic Pictures, Inc. (1974-1977); and American Hospital Supply Corporation (1969-1974).

COMMITTEES AND MEETINGS

     The Board of Directors held no formal meetings during 1995, however, the Board took action by unanimous written consent on 14 occasions.

     The Board of Directors has standing Audit and Compensation Committees. The 1996 Audit Committee will be composed of Drs. Donovan and Rivera. The Compensation Committee is comprised of only one member, Mr. Jose E. Kauachi.

     AUDIT COMMITTEE. The Audit Committee's functions are to monitor and review the performance of the Company's independent accountants and recommend to the Board from year to year a firm to be selected as the Company's independent accountants. The Audit Committee's role also includes reviews of the Company's policies and procedures with respect to auditing, accounting, and financial controls, periodic informal meetings with the Company's staff regarding accounting and financial procedures and recommendations to the Board regarding methods of control over the audit and accounting functions.

     COMPENSATION COMMITTEE. The Compensation Committee's functions are to recommend to the Board the salary ranges and other remuneration payable to the officers and the managerial and technical personnel of the Company, to establish the remuneration payable to officers, to administer the Company's compensation and option plans designed primarily for the benefit of officers and key employees, and if it deems appropriate, to recommend the adoption of new plans
or amendments to existing plans.   Since Mr. Kauachi was the only member of the
Compensation Committee during 1995,
no formal committee meetings were held. Mr. Kauachi made recommendations regarding compensation matters as necessary to the Board of Directors and all matters pertaining to Mr. Kauachi's compensation were approved by unanimous consent of all other Directors of the Company.

     The Company has no nominating committee or any committee serving a similar function.


DIRECTORS' COMPENSATION

     Except for Mr. Conner, no directors receive any compensation for attendance at Board and Committee meetings. In order to compensate Mr. Conner for his participation on the Board of Directors, the Company has agreed to issue to Mr. Conner options to acquire 2,000 shares of the Company's Common Stock at a price of $3.00 per share, such options to vest one-twelfth per month. All Directors are entitled to reimbursement for reasonable travel expenses incurred in attending meetings of the Company's directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTE "FOR" THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS DIRECTOR.


                                     ITEM 2
                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

     Price Waterhouse has been selected by the Board of Directors to serve as the Company's independent accountants for the fiscal year ending December 31, 1996. Price Waterhouse is a nationally recognized accounting firm and has acted as the Company's independent accountants since December 14, 1990. The firm is familiar with the operations of the Company and has offices easily accessible to those of the Company.

     The Board of Directors recommends that the selection of Price Waterhouse be ratified by the stockholders. Ratification of the selection of accountants is not required; however, the Board of Directors is submitting this matter to the stockholders in order to enhance their participation in this aspect of the Company's affairs. If the stockholders do not ratify the selection of Price Waterhouse, this selection of independent accountants will be reconsidered by the Board of Directors.

     A representative of Price Waterhouse is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THIS APPOINTMENT.

                                     ITEM 3
                             PROPOSED AMENDMENTS TO
                            ARTICLE OF INCORPORATION

     The Board of Directors has approved, and recommends to the shareholders, the adoption of the amendments to the Company's Articles of Incorporation set forth in Appendix A attached hereto. The proposed amendments (the "Amendments"): (i) create a new class of 10,000,000 shares of Preferred Stock, par value, $.01 per share ("Preferred Stock") by amending Article IV, and (ii) delete the provisions fixing the number of directors of the Company currently set forth in Article XV. Shareholders are urged to carefully review the text of the proposed amendments set forth in Appendix A hereto.

                                PREFERRED STOCK

     If the proposed Amendments are approved, the Board of Directors will be authorized to establish, designate and issue from time to time one or more series of Preferred Stock, without further authorization of the Company's Shareholders, and to fix the number of shares and the relative rights and preferences of the authorized shares of each such series. Shares of Preferred Stock may vary by series as to dividend rates, voting powers, conversion or exchange privileges, redemption obligations or privileges, liquidation preferences and any other relative rights and preferences determined by the Board which are consistent with Texas law and the Company's Articles of Incorporation then in effect.

     The Articles of Incorporation do not provide preemptive rights to holders of any shares or securities, irrespective of when they are issued, so any Preferred Stock actually issued by the Company will be without preemptive rights.

     The Board of Directors believes that the proposed creation of a class of Preferred Stock is desirable at this time to permit the Company to readily take advantage of future business opportunities that may arise which may call for the use of preferred stock. This amendment will permit the Company, among other possible uses, to raise additional capital or make stock acquisitions. If the creation of a class of Preferred Stock is postponed until a specific need arises, excessive time and expense could be consumed incident to obtaining last minute shareholder approval, and delays could be to the detriment of the Company and its Shareholders.

     If so determined by the Board of Directors, any series of Preferred Stock may have full voting rights with the Common Stock or superior or limited voting rights and may have equal or superior rights to receive dividends or liquidating distributions. As a result, any series of Preferred Stock could have rights which could adversely affect the voting power or dividend or liquidation rights of the Common Stock. It is the present intention of the Board of Directors not to seek Shareholder approval prior to any issuance of any series of Preferred Stock, unless otherwise required by applicable law or regulations, stock exchange rules or pursuant to the Articles of Incorporation.

     The Company has entered into an Investment Agreement dated March      ,
1996 (the "Investment Agreement"), with Chartwell Capital Investors, L.P. ("Lender"), pursuant to which the Company issued to Lender a promissory note (the "Note") in the original principal amount of $2,500,000. The Company anticipates using the proceeds of the Note for [future acquisitions and general working capital purposes]. Pursuant to the terms of the Investment Agreement, upon the requisite approval by the Company's Shareholders of the Amendments and filing of the Articles of Amendment (and Statement of Designations with respect to the Series A Preferred Stock described below) with the appropriate authorities, subject to certain limited exceptions, the principal outstanding on the Note, together with accrued interest thereon, may be converted by either the Company or the Lender into shares of the Company's Cumulative Convertible Preferred Stock, Series A (the "Series A Preferred Stock") at a conversion rate of $100 per share. The Series A Preferred Stock will have substantially the rights and preferences set forth below.


DESCRIPTION OF THE PROPOSED SERIES OF PREFERRED STOCK

     Dividends. Holders of shares of Series A Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Company legally available therefor, cash dividends at eight percent (8%) annual rate per share for the period beginning on the date of issuance and ending on ________________________, 2001, (ii) [$10.00] per share for the period beginning ________________, 2001 and ending on __________________, 2002, (iii)
[$12.00] per share for the period beginning _________, 2002 and ending on _____________________, 2003, and (iv) [$16.00] per share after
____________________, 2003, payable quarterly on March 31, June 30, September 30 and December 31 of each year, beginning June 30, 1999, except that if any such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday. Dividends will accrue and be cumulative from the date of issuance of the Series A Preferred Stock and will be payable to holders of record as they appear on the stock books of the Company on such record dates as are fixed by the Board of Directors.

     The Series A Preferred Stock will be junior as to dividends to any series or class of the Company's stock hereafter issued that ranks senior as to dividends to the Series A Preferred Stock ("senior dividend stock"), and if at any time the Company has failed to pay or declare and set apart for payment accrued and unpaid dividends on any senior dividend stock, the Company may not pay any dividend on the Series A Preferred Stock. The Series A Preferred Stock will have priority as to dividends over the Common Stock and any other series or class of the Company's stock hereafter issued that ranks junior as to dividends to the Series A Preferred Stock ("junior dividend stock"), and no dividend (other than dividends payable solely in Common Stock or any other series or class of the Company's stock hereafter issued which ranks junior as to dividends and as to liquidation rights to the Series A Preferred Stock) may be paid on, and no purchase, redemption or other acquisition may be made by the Company of, any junior dividend stock unless all accrued and unpaid dividends on the Series A Preferred Stock have been paid or declared and set apart for payment. The Company may not pay dividends on any class or series of the Company's stock having parity with the Series A Preferred Stock as to dividends ("parity dividend stock") unless it has paid or declared and set apart for payment or contemporaneously pays or declares and sets apart for payment all accrued and unpaid dividends for all prior periods on the Series A Preferred Stock and may not pay dividends on the Series A Preferred Stock unless it has paid or declared and set apart for payment or contemporaneously pays or declares and sets apart for payment all accrued and unpaid dividends for all prior periods on the parity dividend stock. Whenever all accrued dividends are not paid in full on the Series A Preferred Stock or any parity dividend stock, all dividends declared on the Series A Preferred Stock and such parity dividend stock will be declared or made pro rata so that the amount of dividends declared per share on the Series A Preferred Stock and such parity dividend stock will bear the same ratio that accrued and unpaid dividends per share on the Series A Preferred Stock and such parity dividend stock bear to each other. No interest will be payable in respect of any dividend payment on the Series A Preferred Stock which may be in arrears.

     Liquidation Rights. In case of the voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of shares of Series A Preferred Stock will be entitled to receive the liquidation preference of an amount equal to $100 per share, plus an amount equal to any accrued and unpaid dividends to the payment date, before any payment or distribution is made to the holders of Common Stock or any other series or class of the Company's stock hereafter issued that ranks junior as to liquidation rights to the Series A Preferred Stock, but the holders of the shares of the Series A Preferred Stock will not be entitled to receive the liquidation preference of such shares until the liquidation preference of any other series or class of the Company's stock hereafter issued that ranks senior as to liquidation rights to the Series A Preferred Stock ("senior liquidation stock") has been paid in full. The holders of Series A Preferred Stock and all series or classes of the Company's stock hereafter issued that rank on a parity as to liquidation rights with the Series A Preferred Stock are entitled to share ratably, in accordance with the respective preferential amounts payable on such stock, in any distribution (after payment of the liquidation preference of the senior liquidation stock) which is not sufficient to pay in full the aggregate of the amounts payable thereon. After payment in full of the liquidation preference of the shares of the Series A Preferred Stock, the holders of such shares will not be entitled to any further participation in any distribution of assets by the Company.

     Voting Rights. Except as described below or otherwise required by law, the holder of each share of Series A Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which such share of Series A Preferred Stock could be converted at the record date for determination of the Shareholders entitled to vote on such matters. Holders of Common Stock and the Series A Preferred Stock shall be entitled to notice of any Stockholders' meeting in accordance with the Bylaws of the Company.

     If at any time after_______________________, 2001, the Company shall have failed to pay the full amount of all accrued dividends, then the number of directors of the Company shall be increased by one and the holders of the Series A Preferred Stock, voting separately as a class, will be entitled to elect one additional director to the Board of Directors at any meeting of Shareholders of the Company at which directors are to be elected held during the period that such dividends remain unpaid. Any such director elected by the holders of the Series A Preferred Stock shall hold office for a term expiring (subject to earlier termination of arrearages) at the next annual meeting of stockholders, and during such term may be removed by the holders of the Series A Preferred Stock. Upon payment in full by the Company of all of its dividend arrearages as well as the dividends for the current period, then the term of such directors shall cease and number of directors constituting the Board of Directors shall be reduced by one.

     In addition, so long as any Series A Preferred Stock is outstanding, the Company will not be able, without the affirmative vote or consent of the holders of at least 66-2/3% of all outstanding shares of Series A Preferred Stock voting separately as a class, to (i) amend, alter or repeal any provision of the Articles of Incorporation of the Company so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Series A Preferred Stock, (ii) authorize or issue, or increase the authorized amount of any class or series of stock, or any security convertible into stock of such class or series, ranking [on parity with or] senior to the Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up of the Company or [(iii) sell all or substantially all of the Company's assets or effect any merger, consolidation, share exchange or similar transaction, or enter into any other transaction resulting in the acquisition of a majority of the then outstanding voting stock of the Company by another entity].

     Optional Conversion Rights. The holder of any shares of Series A Preferred Stock will have the right, at the holder's option, to convert any or all of such shares into Common Stock. Each share of Series A Preferred Stock is convertible into such number of shares of Common Stock as is determined by dividing the amount a holder would receive upon liquidation, dissolution or winding up of the Company by a conversion price of $3.50 (subject to adjustments as described below) (the "Conversion Price"). No fractional shares of Common Stock will be issued upon conversion but, in lieu thereof, an appropriate amount will be paid in cash by the Company based upon the reported last sales price for the shares of Common Stock on the day of conversion.

     The Conversion Price will be subject to adjustment in certain events, including (i) the issuance of stock as a dividend on the Common Stock, (ii) subdivisions or combinations of the Common Stock, (iii) the issuance of any Common Stock ,options, convertible securities or rights to purchase Common Stock at a price less than the current Conversion Price, (iv) the distribution to all holders of Common Stock of evidences of indebtedness of the Company, cash (excluding ordinary cash dividends paid out of the Company's retained earnings), other assets or rights or warrants to subscribe for or purchase any securities (other than those referred to above) or (v) the reclassification, exchange or substitution of the common stock. No adjustment of the conversion rate will be required to be made until cumulative adjustments amount to 1% or more of the conversion rate as last adjusted; however, any adjustment not made is carried forward. [The Conversion Price will be further adjusted as follows: (a) in the event that there are any shares of Series A Preferred Stock issued and outstanding after _______________, 2001, then the Conversion Price in effect at such time shall be reduced by $.50; (b) in the event that there are any shares of Series A Preferred Stock issued and Outstanding after _______________, 2002, then the Conversion Price in effect at such time shall be further reduced by $.50; and (c) in the event that there are any shares of Series A Preferred Stock issued and outstanding after ____________, 2003, then the Conversion Price in effect at such time shall be further reduced by $.50.]

     In case of any reclassification of the Common Stock, any consolidation of the Company with, or merger of the Company into, any other person, any merger of any person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), any sale or transfer of all or substantially all of the assets of the Company or any share exchange whereby the Common Stock is converted into other securities, cash or other property, then provision will be made such that the holder of each share of Series A Preferred Stock then outstanding shall have the right thereafter, during the period such share of Series A Preferred Stock shall be convertible, to convert such share only into the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which such share of Series A Preferred Stock might have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange.

     Mandatory Conversion. The Company may, at its option, require all of the holders of Series A Preferred Stock to convert their shares into the Company's Common Stock at any time after ___________________; provided that the Company's Common Stock price has achieved, for a period of thirty (30) consecutive trading days, an average closing trading price on the American Stock Exchange (or an average closing bid price, if on NASDAQ) of $5.50 with an average daily trading volume of not less then 16,500 shares (but not less than 33,000 shares, if on NASDAQ, if NASDAQ continues to count both buys and sells in its calculation of volume) of the Company's Common Stock. All holders of record of the Series A Preferred Stock will be given at least ten (10) days prior notice of such mandatory conversion.

     Registration Rights. The Company has granted certain registrations to the holders of the Series A Preferred Stock with respect to the Common Stock to be obtained upon conversion.

[THE TERMS OF THE PROPOSED SERIES A PREFERRED STOCK HAVE NOT BEEN FINALIZED, BUT ARE EXPECTED TO BE FINALIZED PRIOR TO DELIVERY OF THE FINAL PROXY STATEMENT TO THE COMPANY'S STOCKHOLDERS. THE DISCLOSURE SET FORTH ABOVE WILL BE REVISED AS NECESSARY TO REFLECT SUBSTANTIALLY THE TERMS AGREED TO BY THE PARTIES AT SUCH TIME]

     THE FOREGOING IS A DESCRIPTION OF CONTEMPLATED TERMS. SUCH TERMS ARE SUBJECT TO CHANGE, AND IT IS POSSIBLE THAT THE PROPOSED SERIES OF PREFERRED STOCK MAY NOT BE ADOPTED.

                        TERMINATION OF RESTRICTIONS IN
                   CONNECTION WITH SIZE OF BOARD OF DIRECTORS

          Article XV of the Company's Articles of Incorporation, as well as
Section 3.02 of the Company's Bylaws, currently provides that the number of directors constituting the Company's Board of Directors shall be no fewer than two (2) nor more than seven (7). Pursuant to the Amendments reflected in Appendix A hereto, the Company proposes to delete this restriction. The Company's Board of Directors currently consists of four (4) directors. On occasion, the Company enters in financing, capital raising or other transactions pursuant to which, as a condition to consummation of such transaction, the other party requests the ability to designate one or more members of the Company's Board of Directors. Although the Company does not currently anticipate the need to expand its Board of Directors to more than seven members, in order to maintain maximum flexibility for the Company to enter into such transactions, the Company believes that this restriction should be terminated, so that the Directors can determine the maximum and minimum size of the Company's Board of Directors without having to seek shareholder approval in the event that such number exceeds seven or is less than two.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENTS TO THE COMPANY'S ARTICLES OF INCORPORATION.


                               EXECUTIVE OFFICERS

          The following table lists the present executive officers of the Company as of the date hereof and the capacities in which they serve.

    Name of Individual      Age                Capacity

Jose E. Kauachi              57  Chairman of the Board, President, and
 Chief Executive Officer
Jefferson R. Casey           44  Senior Vice President, Secretary and
                                 Treasurer
Johnny L. Sanders            47  Senior Vice President

Gerardo "Nick" Flores        36  Vice President and Regional
                                 Coordinator

          Biographical information with respect to Mr. Kauachi was previously described under Item 1. Biographical information with respect to the other executive officers is as follows:

          JEFFERSON R. CASEY (age 44) is presently serving as Senior Vice President, Secretary, and Treasurer, and has served variously as Executive Vice President and President since December 3, 1991. Mr. Casey was Vice President, Chief Financial Officer and on the Board of Directors of Avanti Health Systems, Inc. from December 19, 1988 until March 15, 1991. Mr. Casey was self-employed as a management and financial consultant from March 15, 1991 until joining the Company in December 1991. From November 7, 1979 until December 18, 1988 he served as Vice President of Finance, Chief Financial Officer with Community Health Computing, Inc. Mr. Casey was Controller of Arbuckle Electrical Machinery, Co., Inc. from April 6, 1978 to December 17, 1979, and served as a Commercial Banking Officer with Houston Citizens Bank & Trust from January 1, 1976 through April 15, 1978. Mr. Casey received a Master of Business Administration in Finance and a Bachelor of Business Administration in Marketing from the University of Texas.

          JOHNNY L. SANDERS (age 47) has served as the Senior Vice President since March 31, 1993. Mr. Sanders joined the Company on January 22, 1993 as a result of the Company's acquisition of Health Testing, Inc. Mr. Sanders served as CEO and President of Health Testing, Inc., (formerly Hearing Testing, Inc.), a company founded by him in 1979, providing a range of services to industries through its six mobile testing units and three occupational medical clinics which were all based in Houston, Texas. Mr. Sanders was in private audiology practice from 1970 to 1978. Mr. Sanders received his Masters Degree in Audiology from the University of Houston and completed his clinical audiology requirements at UTMB in Galveston. He performed his Clinical Fellowship Year for ASHA Certification at Baylor College of Medicine in Houston, Texas.

          GERARDO "NICK" FLORES (age 36) joined the Company on January 22, 1993 following the acquisition by the Company of Health Testing, Inc. Mr. Flores began serving as Vice President, Mobile and Clinical Operations on March 31, 1993. From March 1990 to January 1993, Mr. Flores served as General Manager of Health Testing, Inc. Mr. Flores joined Health Testing, Inc. on February 3, 1986 as an Industrial Health Technician and became responsible for the management of the mobile testing units in May of the same year. Mr. Flores was promoted to Manager of one of the medical clinics on May 1, 1989. Mr. Flores received his education at the University of Milwaukee, Wisconsin and the University of Houston, majoring in Business Administration. He is certified in Occupational Hearing Conservation, in Pulmonary Function Testing and in Phlebotomy. Mr. Flores is a member of the following professional associations: Associate Builders and Contractors, American Society of Safety Engineers, American Industrial Hygiene Association, American Society of Phlebotomy, and the Hispanic Chamber of Commerce.

          Each officer has been elected to serve until the 1996 Annual Meeting of the Board of Directors, which will be held immediately following the Annual Meeting. The Company anticipates that all of the officers will be re-elected to their positions at that time.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS

          On March 15, 1996, there was no person who owned of record, and none were known to the Company to own beneficially, more than 5% of the Common Stock, except as set forth below.

                                              AMOUNT AND
                                              NATURE OF
TITLE OF        NAME AND ADDRESS OF           BENEFICIAL        PERCENT
CLASS            BENEFICIAL OWNER               OWNER          OF CLASS
Common      Sharon Ann Donovan
 Stock      Three Riverway,  Suite 1430  1,101,500 shares (a)      20.8%
            Houston, Texas  77056

Common      Jose E. Kauachi
 Stock      Three Riverway, Suite 1430   1,371,635 shares (b)      25.2%
            Houston, Texas  77056

Common      William F. Donovan, M.D.     290,250 shares (c)         5.3%
Stock       Three Riverway, Suite 1430
            Houston, Texas  77056

          (a) Sharon Ann Donovan, the spouse of William F. Donovan, M.D. (a director of the Company), disclaims any beneficial ownership with respect to securities owned by Dr. Donovan.

          (b) Represents 1,197,281 shares of Common Stock presently owned, 750 shares of common stock owned by Mr. Kauachi's wife, and 23,604 shares of common stock owned by Mr. Kauachi's daughter, 100,000 shares of Common Stock which could be acquired upon exercise of Warrants by Mr. Kauachi (which warrants are currently exercisable) and options to purchase 50,000 shares (which options are currently exercisable). Mr. Kauachi disclaims any beneficial ownership with respect to securities owned by his wife and daughter.

          (c) Represents 140,250 shares of Common Stock presently owned and 100,000 shares of Common Stock which could be acquired upon exercise of a warrant by Dr. Donovan, (which warrant is currently exercisable) and options to purchase 50,000 shares (which options are currently exercisable). Dr.

Donovan disclaims any beneficial ownership with respect to shares of Common Stock owned by Sharon Ann Donovan, his spouse, who has sole voting and investment power as to such shares.


MANAGEMENT EQUITY OWNERSHIP

          Listed in the table below are the equity securities beneficially owned as of March 15, 1996, by directors, certain executive officers and directors and executive officers as a group and the percent of class represented by the equity securities owned by each person or group.

                                                          AMOUNT AND
                               NAME AND                     NATURE
TITLE OF                      ADDRESS OF                OF BENEFICIAL     PERCENT
CLASS                      BENEFICIAL OWNER               OWNER (A)      OF CLASS
  Common Stock    William F. Donovan, M.D.             1,391,750 (b)        25.60%
                  3 Riverway, Suite 1430
                  Houston, Texas  77056

  Common Stock    Jose E. Kauachi                      1,371,635 (c)        25.23%
                  3 Riverway, Suite 1430
                  Houston, Texas  77056

  Common Stock    Victor M. Rivera, M.D.               2,037.88 (d)            *
                  3 Riverway, Suite 1430
                  Houston, Texas  77056

  Common Stock    Johnny L. Sanders                    109,823 (e)           2.05%
                  3 Riverway, Suite 1430
                  Houston, Texas  77056

  Common Stock    Directors and Executive Officers     2,963,495.88 (f)     51.42%
                  as
                  a group (seven persons)

*  Less than one percent

          (a) The information as to beneficial ownership has been furnished by the respective directors and officers. Each person or group has sole voting and investment power unless otherwise indicated.

          (b) Represents 140,250 shares of Common Stock presently owned, 1,101,500 shares of Common Stock owned by Dr. Donovan's wife, and 100,000 shares of Common Stock which could be acquired upon exercise of a warrant by Dr. Donovan, (which warrant is currently exercisable) and options to purchase 50,000 shares (which options are currently exercisable). Dr. Donovan disclaims any beneficial ownership with respect to shares of Common Stock owned by Sharon Ann Donovan, his spouse, who has sole voting and investment power as to such shares.

          (c) Represents 1,197,281 shares of Common Stock presently owned, 750 shares of common stock owned by Mr. Kauachi's wife, and 23,604 shares of common stock owned by Mr. Kauachi's daughter, 100,000 shares of Common Stock which could be acquired upon exercise of Warrants by Mr. Kauachi (which warrants are currently exercisable) and options to purchase 50,000 shares (which options are currently exercisable). Mr. Kauachi disclaims any beneficial ownership with respect to securities owned by his wife and daughter.

          (d) Represents 500 shares of Common Stock presently owned and 1,537.88 shares of Common Stock (after dilution) which could be acquired upon exercise of warrants by Dr. Rivera.

          (e) Represents 22,323 shares of Common Stock, and options to purchase 87,500 share of Common Stock (which options are currently exercisable).

          (f) Represents 2,486,208 shares of Common Stock, options to purchase 275,750 shares of Common Stock, and warrants to purchase 201,537.88 shares of Common Stock (which options and warrants are exercisable within 60 days).


                             EXECUTIVE COMPENSATION

          The following table sets forth all compensation paid, distributed or accrued for services rendered in all capacities to the Company during the fiscal years ended December 31, 1995, 1994 and 1993 to the Company's Chief Executive Officer, and the four most highly compensated executive officers other than the CEO whose total compensation exceeds $100,000.


                           SUMMARY COMPENSATION TABLE

                                ANNUAL COMPENSATION                      LONG-TERM
                                                                        COMPENSATION
(a)                              (b)         (c)           (g)              (i)

                                                       SECURITIES
                                                       UNDERLYING
                                                      OPTIONS/SARS         OTHER
NAME AND PRINCIPAL POSITION      YEAR      SALARY          (#)         COMPENSATION
   Jose E. Kauachi, CEO           1995     $267,885        150,000       $ 4,414/1/
                                  1994     $245,774        100,000       $ 3,230/2/
                                  1993     $278,300              -       $33,303/3/
   Johnny L. Sanders,             1995     $111,545         87,500       $   877/4/
   Sr. Vice President

/1/ Comprised of $4,196 in term life insurance premium paid for the benefit of Mr. Kauachi and $218 paid by the Company into Mr. Kauachi's 401(k) account as an employer matching contribution.

/2/ Comprised of $2,980 in term life insurance premiums paid for the benefit of Mr. Kauachi and $250 paid by the Company into Mr. Kauachi's 401(k) account as an employer matching contribution.

/3/ Comprised of $30,204 of compensation which was used by Mr. Kauachi to repay previous cash advances made to him by the Company which advances arose primarily from personal tax liabilities incurred by Mr. Kauachi as a result of his contribution to the Company of his general partnership interest in Spectrum Imaging Centers -Houston I, Ltd., $2,320 in term life insurance premiums paid for the benefit of Mr. Kauachi, and $779 paid by the Company into Mr. Kauachi's 401(k) account as an employer matching contribution.

/4/ Comprised of $877 paid by the Company into Mr. Sanders' 401(k) account as an employer matching contribution.



                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS
--------------------------------------------------------------------------------
(A)                       (B)            (C)              (D)             (E)
                       NUMBER OF     % OF TOTAL
                      SECURITIES    OPTIONS/SARS
                      UNDERLYING     GRANTED TO
                     OPTIONS/SARS   EMPLOYEES IN   EXERCISE OR BASE   EXPIRATION
NAME                  GRANTED (#)    FISCAL YEAR     PRICE ($/SH)        DATE
Jose E. Kauachi            50,000          56.02%             $2.50     2/2/2005
Johnny L. Sanders          15,000          16.81%             $2.50    1/22/2005

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END VALUE (1995)

(A)                      (B)           (C)                                       (D)                       (E)
                                                                NUMBER OF SECURITIES UNDERLYING      VALUE OF UNEXERCISED
                                                                             UNEXERCISED                IN-THE-MONEY
                        SHARES                                OPTIONS/SARS HELD AT FY-END (#)     OPTIONS/SARs AT FY-END ($)
                       ACQUIRED       VALUE
NAME                     ON        REALIZED ($)               EXERCISABLE         UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
                     EXERCISE (#)
Jose E. Kauachi             0            $0                     150,000                 0           $168,750          $0
Johnny L. Sanders           0            $0                      87,500                 0           $ 13,125          $0

EXECUTIVE EMPLOYMENT CONTRACT

Since founding the Company in 1986 with William F. Donovan, M.D., Jose E. Kauachi has served in various executive capacities without the security of an employment agreement. On November 15, 1994, the Company entered into an employment agreement with Mr. Kauachi, to serve as the Company's President and CEO for a period of three years (plus optional one year renewals). Compensation during the term of the agreement includes the Company's standard employee benefits, dependent healthcare benefits, the use of an automobile and cellular telephone, long-term disability insurance equal to 50% of his base salary, the cost of a $1,000,000 term life insurance policy, and a base salary of $260,000 per year (which amount will increase annually based on the Consumer Price Index and which may also be increased at the discretion of the Board of Directors). Effective November 1, 1995, the Board of Directors voted to increase Mr. Kauachi's base compensation to $286,000. If Mr. Kauachi's employment is terminated without cause, he will receive compensation of $230,000, $200,000 and $150,000, respectively, in each of the three years following his termination. The Board of Directors may require him to consult with the Company for up to 40 hours and 20 hours per month in each of the first and second years, respectively, following termination as a condition to receiving this compensation. Mr. Kauachi has agreed during the term of his employment and for a period of one year thereafter not to compete with the Company. The Company may assign this agreement to any successors or assigns, the definition of which includes but may not be limited to any person that buys all or substantially all of the Company's assets or at least 40% of the Company's voting equity, or with which the Company merges or consolidates. Mr. Kauachi may resign at any time after giving thirty days written notice to the Company, at the expiration of which all compensation and benefits payable to him terminate.

On January 22, 1993, the Company entered into an employment agreement with Johnny L. Sanders, to serve as the Company's Senior Vice President for a period of three years. Mr. Sanders' employment agreement was amended effective as of January 22, 1995, and, on January 22, 1995, Mr. Sanders executed a new employment agreement to be effective on January 22, 1996 (the date upon which his original employment agreement was to terminate). Pursuant to the terms of this new employment agreement, Mr. Sanders has agreed to serve as Senior Vice President for a period of two years (plus optional one year renewals). Compensation during the term of this agreement incudes the Company's standard benefits, the use of an automobile and cellular telephone, and a base salary of $120,000 per year (which amount may increase annually based on the Consumer Price Index depending upon the Company's performance and which may also be increased at the discretion of the Board of Directors). If Mr. Sanders' employment is terminated without cause, he will receive compensation of $40,000 if terminated during the first year of the agreement, and $20,000 if terminated during the second year of the agreement. Mr. Sanders has agreed during the term of his employment and for a period on one year thereafter not to compete with the Company. The Company may assign this agreement to any successor or assigns, the definition of which includes but may not be limited to any person that buys all or substantially all of the Company's assets or at least 40% of the Company's voting equity, or with which the Company merges or consolidates. Mr. Sanders may resign at any time after giving thirty days written notice to the Company, at the expiration of which all compensation and benefits payable to him shall terminate.


REPORT ON REPRICING WARRANTS

On January 10, 1993, the Board of Directors of the Company approved the amendment of a 100,000 share warrant which was originally issued, in consideration for his giving personal guarantees of certain of the Company's debt and lease agreements, to Jose E. Kauachi on February 23, 1989, to expire on February 22, 1994. Effective February 22, 1994, the Company and Mr. Kauachi amended the warrant so that the strike price of the warrant was increased from $1.75 per share to $3.125 per share (the then current market price of each share underlying the warrant), certain provisions in the warrant which provided Mr. Kauachi anti-dilution protection upon the issuance of any additional shares of common stock were removed, and the expiration of the warrant was extended to February 22, 1999. Effective February 2, 1995, the Company and Mr. Kauachi further amended the warrant so that the strike price was decreased from $3.125 per share to $2.125 per share (the then current market price of each share underlying the warrant). In making this decision the Board of Directors considered Mr. Kauachi's past and present willingness to personally guarantee corporate obligations for the benefit of the Company and its shareholders. All things considered, the Board deemed it advisable and in the best interest of the Company to amend the warrant as indicated above.

Pursuant to the terms of his employment agreement dated January 22, 1993, Mr. Sanders was granted options to acquire 72,500 shares of the Company's Common Stock at a price of $4.5625 per share. Effective January 22, 1995, in connection with an amendment to such employment, the Board of Directors approved an amendment of the terms of Mr. Sanders' stock options so that the exercise price was decreased from $4.5625 per share to $3.50 per share (the then current market price of the Common Stock). In making this decision, the Board considered the Board's desire to provide incentive for Mr. Sanders' performance with respect to revenue and profit improvement as a means to enhance shareholder value. All things considered, the Board deemed it advisable and in the best interest of the Company to amend the stock options as set forth above.


                           RELATED PARTY TRANSACTIONS

Party                       Relationship to Company                  Nature and Amount of Interest
Pacati, Inc.                Owned by Dr. William     Paid $210,099 in 1995 and $174,763 in 1994 for rental
                            Donovan, a Director      and/or leasehold improvement of the 6200 Gulf Freeway
                            and Jose E. Kauachi,     building.
                            Chairman, President      In 1994 paid $26,959 on a trade note payable to Pacati, Inc.
                            & CEO                    after Pacati, Inc. agreed to defer receipt of approximately six months of rental payments due on the 6200 Gulf
                                                     Freeway building in response to the Company's need to
                                                     restructure its cash flow in 1993.

William F. Donovan, M.D.    Director                 Purchased a free-standing medical clinic from the Company
                                                     on March 31, 1994, for $240,000 (original cost to the
                                                     Company was $190,000).  The Company recorded a gain
                                                     on the transaction of $36,634.

William F. Donovan, M.D.    Director                 Effective February 2, 1995, the Company and Dr. Donovan
                                                     agreed to amend his existing 100,000 share warrant (which
                                                     warrant was originally granted in consideration for Dr.
                                                     Donovan's personal guarantees of certain of the Company's
                                                     debts and lease agreements) to decrease the strike price
                                                     from $3.125 to $2.125 (the then current market price of
                                                     each share underlying the warrant).

William F. Donovan, M.D.    Director                 In March 1995, the Company reorganized its Houston
                                                     operations whereby substantially all medical and ancillary services are provided by a medical group affiliated with the
                                                     Company.  In this regard, the Company assisted in the
                                                     formation of a professional limited liability partnership
                                                     named PhysiCare, L.L.P. ("PhysiCare").  Two of the
                                                     partners of PhysiCare, Northshore Orthopedics, P.A.
                                                     ("NSO") and Occupational Medicine Associates of
                                                     Houston, P.A. ("OMA"), are controlled by Dr. Donovan.
                                                     In connection with the reorganization, the Company (i)
                                                     advanced PhysiCare a loan for up to $1,000,000, which
                                                     loan is secured by all of the assets of PhysiCare (balance at
                                                     December 31, 1995 was approximately $261,000 and (ii)
                                                     advanced to Dr. Donovan and NSO collectively a loan of
                                                     up to $500,000 which is collateralized by approximately
                                                     $1.3 million of the accounts receivable of NSO and
                                                     Donovan (balance at December 31, 1995 was
                                                     approximately $135,000).

                                                     The Company, either directly or through PhysiCare, paid
                                                     NSO $504,878 in 1995 and $59,324 in 1994 for medical
                                                     director's fees and reimbursement for contract labor,
                                                     property and equipment leases, and contracted services.
                                                     PhysiCare incurred $4,664,267 in cost reimbursement and
                                                     management fee expenses to a subsidiary of the Company
                                                     in 1995.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Directors, executive officers and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) Forms 3, 4 and 5 they file. Based solely upon a review of such Forms 3, 4 and 5 and any amendments thereto furnished to the Company, and written representations from certain reporting persons that no Forms 5 were required, the Company believes that all such applicable filing requirements were complied with by each of the executive officers, directors and greater than 10% shareholders, except for (I) three reports relating to three transactions for Mr. Kauachi, (ii) three reports relating to three transactions for Dr. Donovan, (iii) one report relating to two transactions for Mr. Sanders, and (iv) one report relating to two transactions for Mr. Casey.

                                 OTHER MATTERS

          Management is not aware of any other matters to be presented for action at the meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matter.

          A copy of the Company's Annual Report for the year ended December 31, 1995, including audited financial statements, as filed with the Securities and Exchange Commission as its Annual Report on Form 10-KSB, as amended (except for exhibits thereto), accompanies this proxy statement. The Annual Report does not form any part of the material for solicitation of proxies, but contains important information on the Company's business and financial condition. The Annual Report contains a list describing all the exhibits thereto and any exhibit is available to a stockholder upon written request to the President of the Company at the address of the Company set forth on the first page hereof accompanied by payment to the Company of $35.00 plus $0.25 per page for each exhibit requested, which amount represents reasonable expenses incurred by the Company in furnishing a copy of an exhibit.

          The Company will bear the costs of the solicitation of proxies from its stockholders. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of the Company in person or by telephone or other means of communication. The directors, officers and employees of the Company will not be compensated additionally for the solicitation but may be reimbursed for out-of-pocket expenses in connection with the solicitation. Arrangements are also being made with brokerage houses and also any other nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Company, and the Company will reimburse the brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses.


                             STOCKHOLDER PROPOSALS

          Proposals by stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting not later than December 1, 1996.

                                 BY ORDER OF THE BOARD OF DIRECTORS


                                 JEFFERSON R. CASEY, Secretary
Houston, Texas
April 9, 1996

                                                                      APPENDIX A


          TEXT OF PROPOSED AMENDMENTS TO THE ARTICLES OF INCORPORATION
            AUTHORIZING A NEW CLASS OF PREFERRED STOCK AND DELETING
                 CERTAIN LIMITATIONS ON THE NUMBER OF DIRECTORS


       1. The first amendment alters or changes Article V of the amended Articles of Incorporation of the Corporation by deleting Article V in its entirety and replacing it with the following:

                                  "ARTICLE V.

       The Corporation is authorized to issue two classes of shares to be designated respectively "preferred" and "common." The aggregate number of shares which the Corporation shall have the authority to issue is Sixty Million (60,000,000) shares, of which Ten Million (10,000,000) shares shall be Preferred Stock, $.01 par value per share, and Fifty Million (50,000,000) shares shall be Common Stock, $.001 par value per share.

      The description of the different classes of capital stock of the Corporation and the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:

                                     PART A
                                PREFERRED STOCK

       The Preferred Stock may be divided into and issued in one or more series as herein provided, each series to be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors is hereby vested with the authority to establish and designate such series from time to time and, within the limitations prescribed by law or set forth herein, to fix and determine the number and the relative rights and preferences of the authorized shares of any series so established, and to increase or decrease the number of shares within each such series; provided, however, that the Board of Directors may not decrease the number of shares within a series below the number of shares within such series that is then issued. The Board of Directors shall exercise such authority by the adoption of a resolution or resolutions as prescribed by law. The Preferred Stock of all series shall be identical, except as to the following relative rights and preferences, as to which there may be variations between different series:

      (1) The rate at which dividends, if any, are to accrue with respect to the shares of such series and the dates, terms and other conditions on which such dividends shall be payable;

      (2) The nature of dividends payable with respect to the shares of such series as cumulative, noncumulative or partially cumulative;

      (3) Whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the price at and the terms and conditions on which the shares of such series may be redeemed;

      (4) The rights and preferences, if any, of the holders of the shares of such series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which amount may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and the status of the shares of such series as participating or non-participating after the satisfaction of any such rights and preference;

      (5) Any requirements as to, and the terms and amount of, any sinking fund or purchase fund for, or the redemption, purchase or other retirement by the Corporation of, the shares of such series;

      (6) The right, if any, to exchange or convert the shares of such series into (i) shares of any other series of the Preferred Stock or, to the extent permitted by law, into shares of any other class of capital stock of the Corporation ranking on a parity with or junior to the Preferred Stock as to dividends or distribution of assets upon liquidation or into other securities of the Corporation or (ii) shares of capital stock or other securities of another Corporation, and the rate or basis, time, manner and conditions of exchange or conversion or the method by which the same shall be determined;

    (7) The extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to any matter presented for that purpose to the shareholders of the Corporation;

      (8) Any obligation of the Corporation to repurchase any or all shares of such series; and

      (9) Any other relative rights and preferences of the shares of such series consistent with these Articles of Incorporation and applicable law.

      The terms of any series of Preferred Stock may be amended without consent of the holders of any other series of Preferred Stock or of the Common Stock, provided such amendment does not adversely affect the holders of such other series of Preferred Stock or the Common Stock. Shares of any series of Preferred Stock which have been issued and reacquired in any manner and are not held as treasury shares, including shares redeemed by purchase (whether through the operation of a retirement or sinking fund or otherwise), will have the status of authorized and unissued Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified into and reissued as a part of a new series.

       All or any part of the Preferred Stock may be issued by the Corporation from time to time and for such consideration as the Board of Directors may determine. All of such shares, if and when issued, and upon receipt of such consideration by the Corporation, shall be fully paid and non-assessable.

                                     PART B
                                  COMMON STOCK

       Except as otherwise required by law, each holder of Common Stock shall be entitled to one (1) vote for each share of such Common Stock standing in his name on the books of the Corporation. Subject to the rights of the holders of the Preferred Stock as provided in these Articles of Incorporation, upon liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of the Common Stock are entitled to receive pro rata the remaining assets of the Corporation. Subject to the rights of the holders of the Preferred Stock as provided in these Articles of Incorporation, dividends may be paid on the Common Stock as and when declared by the Board of Directors of the Corporation out of any funds of the Corporation legally available for the payment of such dividends.

       All or any part of the Common Stock may be issued by the Corporation from time to time and for such consideration as the Board of Directors may determine. All of such shares, if and when issued, and upon receipt of such consideration by the Corporation, shall be fully paid and non-assessable."

       2. The second amendment alters or changes Article XV of the amended Articles of Incorporation of the Corporation by deleting the first paragraph of
Article XV in its entirety.  The deleted portion of Article XV reads as follows:

       "The number of directors of the Corporation shall be no fewer then two nor more than seven. The exact number of directors shall be fixed from time to time by this Article or by a controlling bylaw, or by the Board of Directors."

                            DRCA MEDICAL CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Jeff R. Casey and Johnny L. Sanders, each with full power of substitution, as proxies and authorizes them to vote as designated below, all shares of Common Stock of DRCA Medical Corporation (the "Company") owned by the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Company's corporate offices at 3 Riverway, Suite 1430, Thursday, May 9, 1996 at 12:00 noon (local time) in Houston, Texas, or any adjournment thereof.

     The undersigned hereby revokes any proxies heretofore given to vote upon or act with respect to such shares and hereby ratifies and confirms all that said attorneys, agents, proxies, the substitutes or any of them may lawfully do by virtue hereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN ITEM 1 AND "FOR"
ITEM 2 AND ITEM 3,

1.  ELECTION OF DIRECTORS OF THE COMPANY
    [ ] FOR all nominees listed below (except as marked to the contrary).
    [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.
    William F. Donovan, M.D.    Jose E. Kauachi    Thomas M. Conner
    Victor M. Rivera, M.D.

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE SUCH NOMINEE'S NAME ON THE SPACE PROVIDED BELOW:

--------------------------------------------------------------------------------
2. APPOINTMENT OF PRICE WATERHOUSE as independent accountants of the Company for the current year.
  [ ]  FOR                 [ ]  AGAINST            [ ]  ABSTAIN

3. Amendment of Articles of Incorporation to authorize a new class of 10,000,000 shares of preferred stock and terminate certain limitations on the number of Company directors.
  [ ]  FOR                 [ ]  AGAINST            [ ]  ABSTAIN

4 In their discretion, the proxies are authorized to vote as they deem appropriate upon any other matter that properly may come before the meeting or any adjournment thereof.

                         (Please sign on reverse side)

                            DRCA MEDICAL CORPORATION

This Proxy, when properly executed, will be voted in the manner directed herein by the shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3. If more than one of the proxies designated hereby shall be present in person or by substitution at the Annual Meeting, or at any adjournment thereof, the majority of said proxies present and voting, either in person or by substitution, shall exercise all the powers herein given.



                                            ------------------------------------

                                            ------------------------------------

                                            DATED:  ______________________, 1996

                                           Please date, sign exactly as your
                                           name appears hereon and mail this
                                           proxy card in the enclosed envelope.
                                           No postage is required. Where there
                                           is more than one owner, each should
                                           sign. When signing as an attorney,
                                           administrator, executor, guardian or
                                           trustee, please add your title as
                                           such. If executed by a partnership,
                                           this proxy should be signed in the
                                           partnership name by an authorized
                                           person. If executed by a
                                           corporation, this proxy should be
                                           signed by a duly authorized officer.

                                           [ ] Please check this box if you
                                           plan on attending the Annual Meeting.

                IMPORTANT:  COMPLETE APPROPRIATE FORM ON REVERSE